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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the incorporation in this registration statement of UNB Corp. on Form S-4, of our report dated January 19, 2001, on the financial statements of UNB Corp. as of December 31, 2000 and 1999 and for the three years in the period ended December 31, 2000. We also consent to the reference to our firm under the heading "Experts" in the prospectus, which is part of this registration statement.

                                             /s/ Crowe, Chizek and Company LLP

                                             Crowe, Chizek and Company LLP

Cleveland, Ohio
October 11, 2001